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Exhibit 5.1

April 17, 2013

Board of Directors
Uranium Resources, Inc.
405 State Highway Bypass 121
Building A, Suite 110
Lewisville, Texas 75067

Ladies and Gentlemen:

        We are acting as counsel to Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to 2,143,210 shares of the common stock, par value $0.001 per share, of the Company (the "Shares") that were issued to such selling stockholders pursuant to (i) an Engagement Agreement, dated November 15, 2010, between the Company and Cormark Securities Inc.; (ii) a Bridge Loan Agreement, dated December 17, 2012, among the Company, those subsidiaries of the Company party thereto, and Resource Capital Fund V L.P.; (iii) a Standby Purchase Agreement, dated December 17, 2012, between the Company and Resource Capital Fund V L.P.; and (iv) a Separation Agreement and General Release, dated March 12, 2013, between the Company and Mr. Richard A. Van Horn. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

        Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. "Hogan Lovells" is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Brussels Caracas Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Madrid Miami Milan Moscow Munich New York Northern Virginia Paris Philadelphia Prague Rome San Francisco Shanghai Silicon Valley Singapore Tokyo Ulaanbaatar Warsaw Washington DC Associated offices: Budapest Jakarta Jeddah Riyadh Zagreb. For more information see www.hoganlovells.com

        This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP

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  Exhibit 5.1